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                                  EXHIBIT 10.8

                            JOINT MARKETING AGREEMENT

       Whereas PrimeBuy Network.com, Inc. ("PBN") is an established network marketing company and wishes to offer a line of nutritional products on autoship to their distributors, and Advantage Marketing Systems (AMS), as established network marketing company, currently markets nutritionals, the following agreement sets forth the terms of a joint marketing agreement.

    1. PrimeBuy US, a division of PBN, network of independent business owners, participating in autoship, will be enrolled as AMS distributors subject to the same policies, procedures, rules, and compensation plan of all AMS distributors.

    2. PBN will market and sell AMS products which will be used to fulfill all monthly PBN autoship and qualification as requirements for PBN Independent Business Owners.

    3. The PBN downline will be maintained independently with PBN being the distributor of record first level to AMS.

    4. AMS customer service and fulfillment will process all orders and paperwork necessary to add PBN distributors in the AMS system and fulfill autoships and other orders.

    5. In the event of default by PBN, PBN or its affiliates, employees or any other related party will make no attempt to remove, cross sponsor or cancel any autoships of the PBN downline.

       In consideration for their marketing and enrollment efforts, PBN will be paid eight and one-quarter percent (8.25%) of the wholesale volume of all AMS product sold through the PBN downline. In the event sales exceed two hundred and fifty thousand dollars in any month, the marketing fee will be increased to 10% on all sales over two hundred and fifty thousand in that month, and if sales exceed five hundred thousand dollars in any month, the marketing fee will be increased to 12.5% on all sales over five hundred thousand in that month.

       This agreement may be terminated by either party, with thirty days written notice, after 2 years, starting from date of this agreement. It may also be terminated by either party, with thirty days written notice, based on non-performance of any of the responsibilities defined in this agreement. Notice may only be given after principal and interest on the Note dated August 2, 2002 has been repaid by PBN to AMS.


       Signed         /S/ CHARLES CULVER
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                      Charles Culver, President
                      PrimeBuy Network.com, Inc.

       Date           August 28, 2002
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       Signed         /S/ REGGIE COOK
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                      Reggie Cook, Chief Financial Officer
                      Advantage Marketing Systems

       Date           August 30, 2002
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